UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

CAPITAL CITY BANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	0-13358	59-2273542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
217 North Monroe Street, Tallahassee, Florida		32301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (850) 671-0300

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAPITAL CITY BANK GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 7.01. Regulation FD Disclosure.

On February 27, 2014, Capital City Bank Group, Inc. (the “Company”) issued a press release announcing that its Board of Directors approved (i) the reinstatement of a quarterly cash dividend and (ii) a new stock repurchase program. The Board declared a cash dividend of $0.02 per common share, payable on March 24, 2014 to shareholders of record as of the close of business on March 10, 2014. Additionally, the press release announced that the Board terminated the Company’s existing stock repurchase program and approved a new repurchase program. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information furnished under Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On February 27, 2014, the Company terminated its existing stock repurchase program and approved a new repurchase program, effective immediately. Under the new stock repurchase program, the Company is authorized to repurchase up to 1.5 million shares of its common stock over the next five years. Shares may be repurchased by the Company from time to time in the open market or through private transactions, as market conditions warrant. However, the new stock repurchase program does not obligate the Company to repurchase any specified number of shares of its common stock. The Company’s new stock repurchase program will expire on February 27, 2019.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated February 27, 2014, announcing payment of a quarterly cash dividend and approval of a stock repurchase program.

Forward Looking Statements

Forward-looking statements in this Form 8-K are based on current plans and expectations that are subject to uncertainties and risks, which could cause the Company’s future results to differ materially. The following factors, among others, could cause the Company’s actual results to differ: the adequacy of our cash flow and earnings and other conditions that may affect our ability to pay our quarterly dividend at the planned level or repurchase share of our common stock; volatility of our stock price; future decisions of the Company’s Board of Directors to continue payments to shareowners in the form of a dividend on a quarterly or other basis relative to alternative uses of funds; future decisions by the Company’s Board of directors to repurchase shares of common stock relative to alternative uses of funds; the accuracy of the Company’s financial statement estimates and assumptions, including the estimate used for the Company’s loan loss provision and deferred tax valuation allowance; legislative or regulatory changes, including the Dodd-Frank Act and Basel III; the strength of the U.S. economy and the local economies where the Company conducts operations; the frequency and magnitude of foreclosure of the Company’s loans; restrictions on our operations; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions and man-made disasters; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; customer acceptance of third-party products and services; increased competition and its effect on pricing, including the long-term impact on our net interest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes, especially changes that allow out of market competitors to compete in our markets; the effects of security breaches and computer viruses that may affect the Company’s computer systems; the Company’s need and our ability to incur additional debt or equity financing; a decrease to the market value of the Company that could result in an impairment of goodwill; changes in consumer spending and savings habits; the Company’s growth and profitability; changes in accounting; and the Company’s ability to manage the risks involved in the foregoing. Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov). Forward-looking statements in this Form 8-K speak only as of the date hereof, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CITY BANK GROUP, INC.

Date:	February 27, 2014	By:	/s/ J. Kimbrough Davis
J. Kimbrough Davis,
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 27, 2014, announcing payment of a quarterly cash dividend and approval of a stock repurchase program.